SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2004

INSITE VISION INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	000-22332	94-3015807
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

Insite Vision Incorporated

965 Atlantic Avenue

Alameda, California 94501

(Address of principal executive offices)

Registrant’s telephone number, including area code: (510) 865-8800

Not Applicable

(Former name or former address, if changed since last report.)

ITEM 5.	OTHER EVENTS	3
ITEM 7.	EXHIBITS	3
	SIGNATURES	4
	EXHIBIT INDEX	5
	Exhibit 99.1

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ITEM 5.	OTHER EVENTS

On June 15, 2004, InSite Vision Incorporated (“InSite Vision”) issued a press release announcing that after receiving stockholder approval it had completed the final closing (the “Final Closing”) of a private placement (the “Offering”) to accredited investors of shares of its common stock (“Common Stock”) and warrants to purchase shares of Common Stock pursuant to subscription agreements (the “Subscription Agreements”) entered into between InSite Vision and such investors (the “Subscribers”) on March 26, 2004. Pursuant to the terms of the Subscription Agreements the Subscribers agreed to purchase from InSite Vision an aggregated of 1,650 units (the “Units”), of which 1,456 Units, consisting of an aggregate of 29,120,000 shares of Common Stock and warrants to purchase 14,560,000 shares of Common Stock, were sold at the Final Closing. The remaining 194 Units, consisting of 3,880,000 shares of Common Stock and warrants to purchase 1,940,000 shares of Common Stock, were sold to the Subscribers at the initial closing on March 26, 2004.

Paramount BioCapital, Inc. (the “Placement Agent”) acted as the placement agent for the Offering and will receive customary fees for such services. In addition, the Placement Agent received a non-redeemable five-year warrant exercisable for 750,000 shares of Common Stock at an exercise price of $0.55 per share, the issuance of which was also approved by InSite Vision’s stockholders.

Copies of the form of Subscription Agreements, the Class A Warrants, the Class B Warrants, the Placement Warrant and the Placement Agent Agreement were filed as exhibits to the Current Report on Form 8-K filed by InSite Vision on March 29, 2004. A copy of InSite Vision’s press release announcing the Final Closing of the Offering is attached hereto as Exhibit 99.1. The foregoing descriptions of the Offering and the related press release, agreements and documents are only summary and are qualified in their entirety by reference to the documents filed as exhibits to this Current Report on Form 8-K and the Current Report on Form 8-K filed on March 29, 2004, which exhibits are hereby incorporated by reference.

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS

(c)	EXHIBITS

Exhibit No.	Description
99.1	InSite Vision Incorporated Press Release dated June 15, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INSITE VISION INCORPORATED

Dated: June 16, 2004	by:	/s/ S. Kumar Chandrasekaran, Ph.D.
S. Kumar Chandrasekaran, Ph.D.
Chairman of the Board,
Chief Executive Officer, President and Chief Financial Officer (on behalf of the registrant and as principal financial and accounting officer)

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EXHIBIT INDEX

Number	Exhibit Table
99.1	InSite Vision Incorporated Press Release dated June 15, 2004.

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